SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K
                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (date of earliest event reported):  January 13, 1997





                         Medcross, Inc.
     (Exact name of registrant as specified in its charter)





       Florida                      0-17973                    59-2291344
(State or other jurisdiction    (Commission File            (I.R.S. Employer
    of incorporation)                Number)               Identification No.)

               3227 Bennet Street North, St. Petersburg, FL 33713
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (813) 521-1793








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Item 2.  Acquisition or Disposition of Assets

     On January 13, 1997, pursuant to the terms of a Share Exchange Agreement for the Acquisition of Family Telecommunications Incorporated by Medcross, Inc. effective as of January 1, 1997 (the "Exchange Agreement"), Medcross, Inc. (the "Company") acquired the outstanding stock of Family Telecommunications Incorporated, a Utah corporation ("FTI") from the stockholders of FTI, namely, Robert W. Edwards, Jr. and Jerald L. Nelson. The consideration for the transaction consists of an aggregate of 400,000 shares of the Company's Common Stock to be issued by the Company upon the satisfaction of certain conditions as follows: (i) completion of FTI's audited financial statements for the period ended December 31, 1996 containing an unqualified audit opinion by the Company's auditor; (ii) completion of a formal valuation of FTI and its assets by the Company's auditor; (iii) approval of the Company's shareholders of an amendment to the Articles of Incorporation authorizing an increase in the number shares of Common Stock from 20 million to 50 million; and (iv) no material breach of any representations and warrants as of the date of completion of (i) through (iii). The purchase price was determined based upon the negotiated value of the assets and operations of FTI.

     John W. Edwards, President, a Director and Chief Executive Officer of the Company, and Robert W. Edwards, Jr., the principal shareholder and one of the two shareholders of FTI, are brothers. There was no affiliation or relationship between the Company, its affiliates, officers or directors or associates of such persons and FTI or any of its officers, directors or stockholders prior to the execution of the Exchange Agreement except as set forth herein.

     FTI is an FCC licensed long-distance carrier and provider of telecommunications services.

     The above transaction was reported to the public in a press release on January 16, 1997 which release in attached hereto as
Exhibit 99 and incorporated herein by reference.


Item 7.   Financial Statements and Exhibits

     (a); (b)  Financial Statements; Pro Forma Financial
Information.

     It is impracticable for the Company to file those financial statements of FTI and the pro forma financial information relating to the acquisition required to be filed pursuant to this item, as of the date hereof. The Company will amend this report as soon as the required financial statements and pro forma financial information are available so as to include them in this report, but in no event does the Company expect that such amendment will be filed later than March 31, 1997.
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     (c)  Exhibits
     The following exhibits are filed herewith:

2.1       Share Exchange Agreement for the Acquisition of Family
          Telecommunications Incorporated ("FTI") by Medcross, Inc.


99.1      Press Release dated January 16, 1997.
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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         Medcross, Inc.
                         (Registrant)



Dated:  January 28, 1997      By: /s/ John W. Edwards

                              John W. Edwards, President
                              Chief Executive Officer and Acting
                              Chief Financial Officer
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